Exhibit 99.1

Atara Biotherapeutics Announces Fourth Quarter and Full Year 2020 Financial Results and Operational Progress

On track to complete the rolling tab-cel® BLA submission in Q3 2021 for patients with EBV+ PTLD through active and productive discussions with FDA

On track with ATA188 Phase 2 RCT (randomized clinical trial) enrollment in patients with progressive forms of MS, enabling an interim analysis in H1 2022

Continued progress on advancing CAR T portfolio, enabling clinical data presentation for mesothelin-targeted ATA2271 in Q4 2021 and IND submission for novel allogeneic CD19 CART ATA3219 in Q4 2021/Q1 2022

Conference Call and Webcast Today at 4:30 p.m. EST

SOUTH SAN FRANCISCO, Calif., March 1, 2021 – Atara Biotherapeutics, Inc. (Nasdaq: ATRA), a pioneer in T-cell immunotherapy, leveraging its novel allogeneic EBV T-cell platform to develop transformative therapies for patients with serious diseases including solid tumors, hematologic cancers and autoimmune diseases, today reported financial results for the fourth quarter and full year 2020, recent business highlights and key catalysts over the next 18 months.

“Atara had a very strong year in 2020, delivering on key milestones across the Company’s three strategic priorities,” said Pascal Touchon, President and Chief Executive Officer of Atara. “We anticipate several additional key catalysts over the next 18 months, especially the completion of the tab-cel® BLA filing in Q3 2021, significant advancement on the ATA188 program - including long-term clinical data update from the Phase 1 study as well as enrollment progress in the Phase 2 RCT enabling an interim analysis, and preclinical and clinical progress on both the mesothelin and CD19 CAR T programs.”

Tabelecleucel (tab-cel®) for Post-transplant Lymphoproliferative Disease (PTLD)

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The Company has completed the preclinical module 4 and is ready to initiate a rolling BLA with this module once the FDA decides on a procedural question related to how the historical non-pivotal data should be presented in the BLA submission

•	Atara is making progress through active and productive discussions with FDA on the final content of the CMC module 3
•	Atara is on track to complete a rolling BLA submission for patients with EBV+ PTLD with the clinical module in Q3 2021
•	Atara plans to submit an EU Marketing Authorization Application (MAA) for patients with EBV+ PTLD in Q4 2021
•	Data from the Phase 3 ALLELE study will be presented at an appropriate congress in Q4 2021
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The Company recently presented transcriptional data for tab-cel® demonstrating consistency of the product’s activation profile irrespective of donor and consistent enrichment of receptors targeting EBV-driven diseases, at the 2021 Transplantation & Cellular Therapy (TCT) Meeting

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The Company has confirmed an HLA match for 89 percent of patients eligible for screening in the Phase 3 ALLELE study over the last 12 months and continues to build a robust inventory for clinical studies and commercialization

•	The Company is investing further in U.S. commercial readiness activities in anticipation of planned tab-cel® approval and launch in H1 2022
•	In addition, Atara is seeking a partner for the commercialization of tab-cel® outside the U.S.

Tabelecleucel (tab-cel®) for Potential Additional Indications

•	Atara is actively opening sites in the Phase 2 multi-cohort study including patients with other EBV-driven cancers

ATA188 for Progressive Forms of Multiple Sclerosis (MS)

•	Atara continues to make progress with enrollment in the ATA188 Phase 2 randomized, double-blind, placebo-controlled trial (RCT) following enrollment of its first patient in June 2020
•	The Company discussed updates to the design of the RCT with the FDA and gained alignment on the following for this RCT, as well as potential registrational studies:
o	A disability improvement endpoint is appropriate, with the FDA articulating a preference for EDSS improvement
o	The criteria used to enroll the study population of non-active secondary progressive MS (SPMS) and non-active primary progressive MS (PPMS) are appropriate
o	This Phase 2 RCT should run for at least 12 months, and a properly conducted interim analysis is appropriate
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Based on this alignment, the Company has amended the study protocol, changing the primary endpoint of the study to EDSS disability improvement and increasing the number of patients to 80 to account for this change, while maintaining the biological and functional endpoints

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Atara will conduct an interim analysis (IA) in H1 2022 including efficacy and safety from the Phase 2 RCT in patients with progressive forms of MS, and following the IA, expects to complete enrollment of the study in H1 2022

•	The Company plans to present translational data from the Phase 1a study and long-term two-year clinical data from the Phase 1a open-label extension (OLE) in H2 2021
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Atara presented a poster on an innovative testing solution that enables detection and quantification of non-engineered allogeneic T-cell therapies for use in ATA188 clinical development, at the recent 2021 TCT Meeting

CAR T Programs

ATA2271/ATA3271 (Solid Tumors Over-Expressing Mesothelin)

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Atara announced and has initiated a strategic collaboration with Bayer through an exclusive worldwide license agreement and research, development and manufacturing collaboration for its mesothelin-directed CAR T-cell therapies (ATA2271 and ATA3271) for the treatment of solid tumors

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In collaboration with Atara, Memorial Sloan Kettering Cancer Center (MSK) has enrolled several patients into the open-label, single-arm Phase 1 clinical study of ATA2271, the Company’s second-generation autologous CAR T therapy targeting mesothelin (MSLN) that incorporates for the first time both a novel 1XX co-stimulatory domain for improving functional persistence and a PD-1 DNR (dominant-negative programmed death-1 receptor) for intrinsic check-point inhibition for the treatment of advanced mesothelioma

•	Atara and MSK expect to present first Phase 1 data for ATA2271 in Q4 2021
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The Company presented preclinical findings that demonstrate potent antitumor activity, functional persistence, and low toxicity profile of ATA3271 supporting further clinical investigation, at the November 2020 Society for Immunotherapy of Cancer Annual Meeting (SITC)

ATA3219 (B-cell Malignancies)

•	Atara plans to submit an IND for ATA3219, its allogeneic CAR T for patients with B-cell malignancies, in Q4 2021 or Q1 2022
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The Company presented promising preclinical data showing potent antitumor activity both in vitro and in vivo, with long-term functional persistence and no evidence of allocytoxicity in vivo, at the December 2020 American Society of Hematology (ASH) Annual Meeting

Fourth Quarter and Full Year 2020 Financial Results

•	Cash, cash equivalents and short-term investments as of December 31, 2020 totaled $500.7 million, as compared to $259.1 million as of December 31, 2019
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The December 31, 2020 cash balance included $164.5 million of net proceeds from the sale of 5,102,041 shares of common stock and pre-funded warrants to purchase 2,040,816 shares of common stock in an underwritten public offering in December 2020, $52.9 million in payments from the Bayer collaboration (excluding $7.1 million of refundable withholding taxes), and $10.9 million from the sale of 675,530 shares of common stock through the Company’s ATM facility, partially offset by other operating cash burn

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Atara believes that its cash as of December 31, 2020 together with projected revenue from U.S. tab-cel® sales is sufficient to fund its operations into 2023, including expenses related to the BLA filing and commercial launch of tab-cel® in the U.S.

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Net cash used in operating activities was $4.1 million and $180.8 million for the fourth quarter and fiscal year 2020, respectively, as compared to $58.7 million and $235.6 million for the same periods in 2019; the reduction in operating cash usage in the fourth quarter of 2020 was primarily due to $52.9 million of payments received from Bayer

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Atara reported net losses of $81.3 million, or $0.95 per share, and $306.6 million, or $4.15 per share, for the fourth quarter and fiscal year 2020, respectively, as compared to $78.5 million, or $1.36 per share, and $291.0 million, or $5.67 per share, for the same periods in 2019

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Total operating expenses include non-cash expenses of $13.6 million and $59.4 million for the fourth quarter and fiscal year 2020, respectively, as compared to $14.0 million and $58.8 million for the same periods in 2019

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Research and development expenses were $65.6 million and $244.7 million for the fourth quarter and fiscal year 2020, respectively, as compared to $61.6 million and $216.1 million for the same periods in 2019

o	The increase in the fourth quarter 2020 was primarily due to sublicense fees related to the Bayer license agreement and higher employee-related and overhead costs from increased headcount
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The increase in fiscal year 2020 was primarily due to higher employee-related and overhead costs from increased headcount, sublicense fees related to the Bayer license agreement and increased spending on tab-cel® clinical trials, process performance qualification activities and preparations for our tab-cel® BLA filing

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Research and development expenses include $7.2 million and $31.5 million of non-cash stock-based compensation expenses for the fourth quarter and fiscal year 2020, respectively, as compared to $7.0 million and $26.8 million for the same periods in 2019

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General and administrative expenses were $16.1 million and $64.4 million for the fourth quarter and fiscal year 2020, respectively, as compared to $18.1 million and $79.6 million for the same periods in 2019; the decreases in the fourth quarter and fiscal year 2020 were primarily due decreases in outside services costs and lower non-cash stock-based compensation expenses

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General and administrative expenses include $4.3 million and $19.8 million of non-cash stock-based compensation expenses for the fourth quarter and fiscal year 2020, respectively, as compared to $5.0 million and $24.9 million for the same periods in 2019

About Atara Biotherapeutics, Inc.

Atara Biotherapeutics, Inc. (@Atarabio) is a pioneer in T-cell immunotherapy leveraging its novel allogeneic EBV T-cell platform to develop transformative therapies for patients with serious diseases including solid tumors, hematologic cancers and autoimmune disease. With our lead program in Phase 3 clinical development, Atara is the most advanced allogeneic T-cell immunotherapy company and intends to rapidly deliver off-the-shelf treatments to patients with high unmet medical need. Our platform leverages the unique biology of EBV T cells and has the capability to treat a wide range of EBV-driven diseases, or other serious diseases through incorporation of engineered CARs (chimeric antigen receptors) or TCRs (T-cell receptors). Atara is applying this one platform to create a robust pipeline including: tab-cel® in Phase 3 development for Epstein-Barr virus-driven post-transplant lymphoproliferative disease (EBV+ PTLD); ATA188, a T-cell immunotherapy targeting EBV antigens as a potential treatment for multiple sclerosis; and multiple next-generation chimeric antigen receptor T-cell (CAR T) immunotherapies for both solid tumors and hematologic malignancies. Improving patients’ lives is our mission and we will never stop working to bring transformative therapies to those in need. Atara is headquartered in South San Francisco and our leading-edge research, development and manufacturing facility is based in Thousand Oaks, California. For additional information about the company, please visit atarabio.com and follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains or may imply "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, forward-looking statements include statements regarding: the timing and progress of ATA2271, the timing and progress of ATA3219, Atara’s ability to successfully advance the development of its CAR T programs, the potential benefits, safety and efficacy of tab-cel®; the timing and progress of tab-cel®, including tab-cel® clinical trials, the outcome of the Company’s discussions with the FDA regarding the BLA submission for tab-cel®, the timing of the initiation or submission of the BLA and MAA for tab-cel®; Atara’s ability to successfully advance the development of tab-cel®; the potential benefits, safety and efficacy of ATA-188; the timing and progress of ATA-188, including ATA-188 clinical trials, Atara’s ability to successfully advance the development of ATA-188; data on an innovative testing solution, and Atara’s ability to advance development of its programs. Because such statements deal with future events and are based on Atara Biotherapeutics' current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Atara Biotherapeutics could differ materially from those described in or implied by the statements in this press release.  These forward-looking statements are subject to risks and uncertainties, including, without limitation, risks and uncertainties associated with the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success; the ongoing COVID-19 pandemic, which may significantly impact (i) our business, research, clinical development plans and operations, including our operations in South San Francisco and Southern California and at our clinical trial sites, as well as the business or operations of our third-party manufacturer, contract research organizations or other third parties with whom we conduct business, (ii) our ability to access capital, and (iii) the value of our common stock; the sufficiency of Atara’s cash resources and need for additional capital; and other risks and uncertainties affecting Atara’s and its development programs, including those discussed in Atara Biotherapeutics' filings with the Securities and Exchange Commission (SEC), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and in the documents incorporated by reference therein. Except as otherwise required by law, Atara Biotherapeutics disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Conference Call and Webcast Information

Analysts and investors can participate in the conference call by dialing 888-540-6216 for domestic callers and 734-385-2715 for international callers, using the conference ID 7893151. A live audio webcast can be accessed by visiting the Investors & Media – News & Events section of atarabio.com. An archived replay will be available on the Company's website for 30 days following the live webcast.

INVESTORS & MEDIA:
Investors
Eric Hyllengren
Vice President, Investor Relations & Finance
Atara Biotherapeutics
805-395-9669
ehyllengren@atarabio.com

Media
Kerry Beth Daly
Head, Corporate Communications
Atara Biotherapeutics
516-982-9328
kdaly@atarabio.com

Financials

Atara Biotherapeutics, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands)

	December 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$200,404	$74,317
Short-term investments	300,255	184,792
Restricted cash - short-term	194	194
Accounts receivable	1,250	—
Prepaid expenses and other current assets	21,170	13,689
Total current assets	523,273	272,992
Property and equipment, net	50,517	54,176
Operating lease assets	12,303	14,007
Restricted cash - long-term	1,200	1,200
Other assets	827	567
Total assets	$588,120	$342,942

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,118	$7,963
Accrued compensation	20,458	14,706
Accrued research and development expenses	15,813	8,341
Deferred revenue	33,455	—
Other current liabilities	6,057	5,733
Total current liabilities	82,901	36,743
Deferred revenue - long-term	27,795	—
Operating lease liabilities - long-term	13,041	14,136
Other long-term liabilities	2,044	1,282
Total liabilities	125,781	52,161

Commitments and contingencies (Note 9)

Stockholders’ equity:
Common stock	8	6
Additional paid-in capital	1,586,616	1,108,516
Accumulated other comprehensive income	296	220
Accumulated deficit	(1,124,581)	(817,961)
Total stockholders’ equity	462,339	290,781
Total liabilities and stockholders’ equity	$588,120	$342,942

Atara Biotherapeutics, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Operating expenses:
Research and development	$65,554	$61,640	$244,650	$216,097
General and administrative	16,143	18,059	64,402	79,584
Total operating expenses	81,697	79,699	309,052	295,681
Loss from operations	(81,697)	(79,699)	(309,052)	(295,681)
Interest and other income, net	398	1,215	2,447	4,717
Loss before income taxes	(81,299)	(78,484)	(306,605)	(290,964)
Provision for income taxes	8	12	15	12
Net loss	(81,307)	(78,496)	$(306,620)	$(290,976)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities	(231)	(13)	76	560
Comprehensive loss	$(81,538)	$(78,509)	$(306,544)	$(290,416)
Net loss per common share:
Basic and diluted net loss per common share	$(0.95)	$(1.36)	$(4.15)	$(5.67)

Weighted-average shares outstanding used to calculate basic and diluted net loss per common share	85,301	57,662	73,973	51,308